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                                                                    EXHIBIT 3.2



                                                         Draft of April 20, 1999


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          THE GOLDMAN SACHS GROUP, INC.


                  THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), does hereby certify:
                  1. The Corporation has not received any payment for any of its stock.

                  2. The Corporation's original certificate of incorporation was filed on July 21, 1998 with the Secretary of State of the State of Delaware under the name The Goldman Sachs Group, Inc.

                 3. The following amendment and restatement of the Corporation's Certificate of Incorporation was approved and duly adopted by a majority of the Corporation's Board of Directors in accordance with the provisions of Sections 241 and 245 of the Delaware General Corporation Law:

                  FIRST.  The name of the Corporation is The Goldman
Sachs Group, Inc.
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         SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. Without limiting the generality of the foregoing, the Corporation shall have all of the powers conferred on corporations by the Delaware General Corporation Law and other law, including the power and authority to make an initial charitable contribution (as defined in Section 170(c) of the Internal Revenue Code of 1986, as currently in effect or as the same may hereafter be amended) of up to an aggregate of $200,000,000 to one or more entities the "Contribution"), and to make other charitable contributions from time to time thereafter, in such amounts, on such terms and conditions and for such purposes as may be lawful.


         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue


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is 4,350,000,000, of which 4,000,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Common Stock, 200,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Nonvoting Common Stock and 150,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Preferred Stock.

                     COMMON STOCK AND NONVOTING COMMON STOCK

                  Except as set forth in this Article FOURTH, the Common Stock and the Nonvoting Common Stock (together, the "Common Shares") shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

                  (i) Voting. Except as may be provided in this Amended and Restated Certificate of Incorporation or required by law, the Common Stock shall have voting rights in the election of directors and on all other matters presented to stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held of record by such holder on such matters. The Nonvoting Common Stock shall have no voting rights other


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than such rights as may be required by the first sentence of Section 242(b)(2)
of the Delaware General Corporation Law or any similar provision hereafter enacted; provided that an amendment of this Amended and Restated Certificate of Incorporation to increase or decrease the number of authorized shares of Nonvoting Common Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any shares of Nonvoting Common Stock, voting separately as a class, shall be required therefor.

                  (ii) Dividends. Subject to the rights of the holders of any series of Preferred Stock, holders of Common



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Stock and holders of Nonvoting Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Shares by the board of directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor; provided that the board of directors of the Corporation shall declare no dividend, and no dividend shall be paid, with respect to any outstanding share of Common Stock or Nonvoting Common Stock, whether in cash or otherwise (including any dividend in shares of Common Stock on or with respect to shares of Common Stock or any dividend in shares of Nonvoting Common Stock on or with respect to shares of Nonvoting Common Stock (collectively, "Stock Dividends")), unless, simultaneously, the same dividend is declared or paid with respect to each share of Common Stock and Nonvoting Common Stock. If a Stock Dividend is declared or paid with respect to one class, then a Stock Dividend shall likewise be declared or paid with respect to the other class and shall consist of shares of such other class in a number that bears the same relationship to the total number of shares of such other




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class, issued and outstanding immediately prior to the payment of such dividend, as the number of shares comprising the Stock Dividend with respect to the first referenced class bears to the total number of shares of such first referenced class, issued and outstanding immediately prior to the payment of such dividend. Stock Dividends with respect to Common Stock may be paid only with shares of Common Stock. Stock Dividends with respect to Nonvoting Common Stock may be paid only with shares of Nonvoting Common Stock. Notwithstanding the foregoing, in the case of any dividend in the form of capital stock of a subsidiary of the Corporation, the capital stock of the subsidiary distributed to holders of Common Stock shall be identical to the capital stock of the subsidiary distributed to holders of Nonvoting Common Stock, except that the capital stock distributed to holders of Common Stock may have full or any other voting rights and the capital stock distributed to holders of Nonvoting Common Stock shall be non-voting to the same extent as the Nonvoting Common Stock is non-voting.


                  (iii) Subdivisions, Combinations and Mergers. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or the outstanding shares of Nonvoting Common Stock, the


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outstanding shares of the other such class of the Common Shares shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share. In the event of any merger, statutory share exchange, consolidation or similar form of corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to receive the same per share consideration, if any, except that any securities received by holders of Common Stock in consideration of such stock may have full or any other voting rights and any securities received by holders of Nonvoting Common Stock in consideration of such stock shall be non-voting to the same extent as the Nonvoting Common Stock is non-voting.


         (iv) Rights on Liquidation. Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock and the holders of Nonvoting Common Stock, as if such classes constituted a single class.



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For purposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

                                PREFERRED STOCK

         Shares of Preferred Stock may be issued in one or more series from time to time as determined by the board of directors of the Corporation, and the board of directors of the Corporation is authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including the following:

         (i) the distinctive serial designation of such series which shall distinguish it from other series;

         (ii) the number of shares included in such series;


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         (iii) whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the board of directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;


         (iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;


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         (v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

         (vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

         (vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of


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such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

         (viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto; and

         (ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more


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         or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

For all purposes, this Amended and Restated Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

         Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Amended and Restated Certificate of Incorporation to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the



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board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

                  Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Shares, as such, shall not be entitled to vote on any amendment of this Amended and Restated Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this


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Amended and Restated Certificate of Incorporation or pursuant to the Delaware
General Corporation Law as then in effect.


                       OPTIONS, WARRANTS AND OTHER RIGHTS

         The board of directors of the Corporation is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the board of directors of the Corporation and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

         (i) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable


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     upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any person of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation's securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;



         (ii) restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct


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     or indirect transferee of such a person, or invalidating or voiding such options, warrants or other rights held by any such person or transferee;
     and


          (iii) permitting the board of directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This paragraph shall not be construed in any way to limit the power of the board of directors of the Corporation to create and issue options, warrants or other rights.

         FIFTH. The name and mailing address of the incorporator is Gregory K. Palm, 85 Broad Street, New York, New York 10004.

         SIXTH. All corporate powers shall be exercised by the board of directors of the Corporation, except as otherwise specifically required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation. Any meeting of stockholders may be postponed by action of the board of directors at any time in advance of such meeting. The board of directors of the Corporation


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shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the board of directors to the chairman of such meeting either in such rules and regulations or pursuant to the by-laws of the Corporation.

                  Special meetings of stockholders of the Corporation may be called at any time by, but only by, the board of directors of the Corporation, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

                  The board of directors of the Corporation is authorized to adopt, amend or repeal by-laws of the Corporation. No adoption, amendment or repeal of a by-law by action of stockholders shall be effective unless approved by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter,


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with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article SIXTH shall be in addition to any other vote of stockholders that may be required by law, this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

                  SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

                  EIGHTH. The directors of the Corporation shall be divided into three classes. The number of directors of the Corporation and the number of directors in each class of directors shall be fixed only by resolution of the board of directors of the Corporation from time to time. The initial term of office of the first such class of directors shall expire at the annual meeting of stockholders in 2000, the initial term of office of the second such class of directors shall expire at the annual meeting of stockholders in 2001 and the initial term of office of the third such class of directors shall expire at the annual meeting of stockholders

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in 2002, with each such class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the board of directors of the Corporation shall determine, but no decrease in the number of directors may shorten the term of any incumbent director.

                  No director who is part of any such class of directors may be removed except both for cause and with the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

                  Vacancies and newly created directorships resulting from any increase in the authorized number of

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directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Amended and Restated Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors of the director which such director replaced or the class of directors to which such director was appointed, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.


                  Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the board of directors of the Corporation. Except as otherwise provided in the terms

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of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election without regard to the classification of other directors and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

                  NINTH. In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interests of the Corporation and its stockholders and the effects that the Corporation's actions may have in the short term or long term upon any one or more of the following matters:

                  (i) the prospects for potential growth, development, productivity and profitability of the Corporation;

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                  (ii) the Corporation's current employees;

                  (iii) the retired former partners of The Goldman Sachs Group, L.P. ("GS Group") and the Corporation's employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

                  (iv) the Corporation's customers and creditors;

                  (v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

                  (vi) such other additional factors as a director may consider appropriate in such circumstances.

Nothing in this Article NINTH shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, retired former partner of GS Group, former employee, beneficiary, customer,

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creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Article NINTH.

                  TENTH. From and after the consummation of the initial public offering of the shares of Common Stock of the Corporation, no action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this Article TENTH, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

                  ELEVENTH. No provision of Article SIXTH, EIGHTH, NINTH, TENTH or TWELFTH or of this Article ELEVENTH shall be amended, modified or repealed, and no provision inconsistent with any such provision shall become part of this Amended and Restated Certificate of Incorporation, unless such

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matter is approved by the affirmative vote of the holders of not less than 80%
of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this Article ELEVENTH shall be in addition to any other vote of the stockholders that may be required by law, this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

                  TWELFTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

                  Pursuant to the Plan of Incorporation of GS Group, dated as of March 8, 1999, as currently in effect or as the

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same may hereafter be amended (the "Plan"), the Corporation has the right, but not the obligation, to make special arrangements with any person who was a partner of GS Group participating in the Plan to ameliorate, in whole or in part, certain significantly disproportionate tax or other burdens. The board of directors of the Corporation is authorized to cause the Corporation to make such arrangements (which may include special payments) as the board of directors of the Corporation may, in its sole discretion, deem appropriate to effectuate the intent of the relevant provision of the Plan and the Corporation and each stockholder of the Corporation shall, to the fullest extent permitted by law, be deemed to have approved and ratified any such determination and to have waived any claim or objection on behalf of the Corporation or any such stockholder arising out of the making of such arrangements.

                  Pursuant to the Plan, the Corporation has the right, but not the obligation, to register with the Securities and Exchange Commission the resale of certain securities of the Corporation by directors, employees and former directors and employees of the Corporation and its

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subsidiaries and affiliates and former partners and employees of GS Group and its subsidiaries and affiliates and to undertake various actions and to enter into agreements and arrangements in connection therewith (collectively, the "Registration Arrangements"). The board of directors of the Corporation is authorized to cause the Corporation to undertake such Registration Arrangements as the board of directors of the Corporation may, in its sole discretion, deem appropriate and the Corporation and each stockholder of the Corporation shall, to the fullest extent permitted by law, be deemed to have approved and ratified any such determination and to have waived any claim or objection on behalf of the Corporation or any such stockholder arising out of the undertaking of such Registration Arrangements.

                  The Corporation and each stockholder of the Corporation shall, to the fullest extent permitted by law, be deemed to have approved and ratified any decision by the board of directors of the Corporation to make the Contribution referred to in Article THIRD, including the amount thereof (up to the limit specified in Article THIRD)

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and to have waived any claim or objection on behalf of the Corporation or any such stockholder arising out of any such decision to make, or the making of, the Contribution.

                  The authorizations, approvals and ratifications contained in the second, third and fourth paragraphs of this Article TWELFTH shall not be construed to indicate that any other arrangements or contributions not specifically referred to in such paragraphs are, by reason of such omission, not within the power and authority of the board of directors of the Corporation or that the determination of the board of directors of the Corporation with respect thereto should be judged by any legal standard other than that which would have applied but for the inclusion of the second, third and fourth paragraphs of this Article TWELFTH.

                  No amendment, modification or repeal of this Article TWELFTH shall adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by its duly

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authorized officer on this ____ day of _______________, 1999.



                                                 ------------------------------
                                                 Gregory K. Palm

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